U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 7, 2009

TRANSAX INTERNATIONAL LIMITED

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(Exact Name of Small Business Issuer as Specified in its Charter)

COLORADO

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(State or other Jurisdiction as Specified in Charter)

00-27845	90-0287423
___________________	___________________________
(Commission file number)	(I.R.S. Employer Identification No.)

950 South Pine Island Rd

Suite A-150

Plantation, Florida 33324

______________________________

(Address of Principal Executive Offices)

888.317.6984

_____________________

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Issuances of Securities

On August 6, 2009, the Board of Directors of Transax International Limited, a Colorado corporation (the “Company”), pursuant to unanimous written consent, authorized and approved the execution of various settlement agreements and the issuance of an aggregate of 30,000,0000 shares of its restricted Common Stock.

1. The Company and Carlingford Investments Limited (“Carlingford”) entered into a settlement agreement dated August 5, 2009, (the “Carlingford Settlement Agreement”), regarding the settlement of an aggregate amount of $60,000.00 due and owing to Carlingford by the Company relating to cash advances in the principal amount of $175,000.00 and accrued interest thereon in the amount of $89,856.73 (the “Debt”). Pursuant to the terms and provisions of the Carlingford Settlement Agreement: (i) the Company agreed to partially settle $60,000,00 of the Debt by issuing to Carlingford an aggregate of 30,000,000 shares of its restricted Common Stock at the rate of $0.002 per share (which amount is based upon the weighted average close price of $0.002 of the Company’s shares of Common Stock traded on the OTC Bulletin Board between July 10, 2009 and August 4, 2009); and (ii) Carlingford agreed to convert the Debt and accept the issuance of an aggregate of 30,000,000 shares of restricted Common Stock as full and complete satisfaction of the Debt.

Securities Ownership of Certain Beneficial Owners and Management

As a result of the issuance of an aggregate of 30,000,000 shares of restricted Common Stock effective February 3, 2009, there was a change in beneficial ownership of the Company. As of the date of this Current Report, there are 87,402,089 shares of Common Stock issued and outstanding. The following table sets forth information as of the date of this Current Report concerning: (i) each person who is known by the Company to own beneficially more than 5% of the Company’s outstanding Common Stock. Common Stock not outstanding but deemed beneficially owned by virtue of an exercise right of an individual to acquire shares within sixty (60) days is treated as outstanding only when determining the amount and percentage of Common Stock owned by such individual. Except as noted, each person or entity has sole voting and sole investment power with respect to the shares of Common Stock shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of of Class

Common Stock	Stephen Walters	(1)(2)	4.6%
	Bali View Block A4/7
	Jl. Cirendeu Raya 40
	Indonesia 15419

Common Stock	Carlingford Investments Limited	(1)(3)	46.4%
	80 Raffles Place #16-20
	UOB Plaza II
	Singapore 048624

(1) These are restricted shares of Common Stock.

(2) Mr. Walters is the President/Chief Executive Officer and a director of the Company. This figure includes: (i) 2,934,819 shares of Common Stock held of record by Mr. Walters; (ii) an assumption of the exercise by Mr. Walters of an aggregate of 250,000 stock options to acquire 250,000 shares of Common Stock at $0.20 per share expiring on December 30, 2009 and an aggregate of 400,000 stock options to acquire 400,000 shares of common stock at $0.15 per share expiring on May 3, 2010 and an aggregate of 100,000 stock options to acquire 100,00 shares of common stock at $0.15 per share expiring on December 25, 2010 and an aggregate of 150,000 stock options to acquire 150,00 shares of common stock at $0.15 per share expiring on August 19, 2011 and an aggregate of 300,000 stock options to acquire 300,00 shares of common stock at $0.06 per share expiring on November 24, 2012. As of the date of this Current Report, no Stock Options have been exercised.

(3) This figure includes: (i) 40,593,257 shares of Common Stock held of record by Carlingford Investments Limited; (ii) an assumption of the exercise by Carlingford Investments Limited of an aggregate of 48,333 warrants held of record by Carlingford Investments Limited, over which Mr. Walters has sole voting and disposition rights, into 48,333 shares of Common Stock at a price of $0.20 per share expiring on September 29, 2009. As of the date of this Current Report, no Warrants have been exercised.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	Settlement Agreement between Transax International Limited and Carlingford Investments Limited dated August 5, 2009.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Transax International Limited

Date: August 7, 2009	By:	/s/ Stephen Walters
Stephen Walters President and Chief Executive Officer